EXHIBIT 10.1

VINTAGE PETROLEUM, INC.

RESTRICTED STOCK RIGHTS AWARD AGREEMENT

                            , 200

[Name and Address]

Dear                         :

1.    Restricted Rights Stock Award.    Vintage Petroleum, Inc., a Delaware corporation (the “Company”), hereby grants to you an aggregate of                  restricted stock rights (individually, a “RSR,” and collectively, “RSRs”). Each RSR entitles you to receive one share of Common Stock, par value $.005 per share, of the Company (“Restricted Shares”) at such time as the restrictions described in Section 4(b) lapse as described in Section 5. This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company’s 1990 Stock Plan, as amended (the “Plan”), a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Rights Award Agreement (this “Award Agreement”). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. This award shall constitute an “Award” under the Plan, and any capitalized terms used in this Award Agreement that are not otherwise defined herein shall have the respective meanings provided in the Plan.

2.    Restricted Share Certificates.    The Company shall register and issue a certificate(s) for the Restricted Shares you become entitled to receive hereunder in your name as soon as practicable after the restrictions described in Section 4(b) lapse as described in Section 5. All certificates for Restricted Shares delivered to you pursuant to this Award Agreement shall be subject to such stop transfer orders and other restrictions as the committee of the Board of Directors of the Company that administers the Plan may deem necessary or advisable under the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are then listed, and any applicable foreign, federal or state securities laws.

3.    Stockholder Rights Prior to Issuance of Restricted Shares.    Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive any dividends or other rights as a stockholder of the Company with respect to any Restricted Shares covered by the RSRs until the date of issuance by the Company of a certificate to you for such Restricted Shares.

4.    Restrictions.

(a)    Your ownership of the RSRs shall be subject to (i) the restrictions set forth in subsection (b) of this Section until such restrictions lapse pursuant to the terms of Section 5 and (ii) the restrictions set forth in subsection (c) of this Section until such RSRs shall be redeemed for the applicable Restricted Shares or otherwise forfeited to the Company.

(b)    At the time of your “Termination of Employment” (as defined in Section 10(b)), other than a Termination of Employment that occurs as a result of an event described in Section 5(b)(1) or a Termination of Employment that is described in Section 5(b)(2), all of your RSRs shall be forfeited to the Company and all of your rights to receive any Restricted Shares in the future pursuant to the RSRs shall automatically terminate without any payment of consideration by the Company.

(c)    You may not sell, assign, transfer or otherwise dispose of any RSRs or any rights under the RSRs. No RSR and no rights under any such RSR may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

5.    Lapse of Restrictions.

(a)    The restrictions described in Section 4(b) shall lapse with respect to              of the RSRs on the first anniversary of the date hereof, another              of the RSRs on the second anniversary of the date hereof, and the last              of the RSRs on the third anniversary of the date hereof. Following the lapse of such restrictions with respect to any RSRs, the Company will issue you a certificate as provided in Section 2 of this Award Agreement for the Restricted Shares covered by such RSRs in redemption of such RSRs.

(b)    Notwithstanding the provisions of subsection (a) of this Section 5, the restrictions described in Section 4(b) shall lapse with respect to all the RSRs at the time of the occurrence of any of the following events:

(1)    Your death or “Disability” (as defined in Section 10(c));

(2)    Your Termination of Employment, but only if such Termination of Employment is the result of a dismissal or other action by the Company or any of its Subsidiaries and does not constitute a “Termination for Cause” (as defined in Section 10(a)); or

(3)    A “Change of Control” (as defined in the Plan) of the Company or a “Change of Control” (as defined in Section 10(d)) of Vintage Petroleum Canada, Inc., an Alberta corporation (“Vintage Canada”).

Following the lapse of the restrictions described in Section 4(b), the Company will issue you a certificate as provided in Section 2 of this Award Agreement for the Restricted Shares covered by such RSRs in redemption of such RSRs.

6.    Agreement With Respect to Taxes.    You agree that (a) you will pay to the Company or a Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary regarding the payment of, any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or any of its Subsidiaries with respect to the RSRs awarded or the issuance of any Restricted Shares to you (provided, however, that you shall not be entitled or permitted to satisfy this obligation by the Company’s withholding of stock that is issuable to you pursuant to this Award Agreement or by your transfer of other shares of stock to the Company or a Subsidiary) and (b) the Company or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the RSRs awarded or Restricted Shares issued.

7.    Adjustment of Shares.    In the event of any change affecting the shares of Common Stock of the Company by reasons of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to stockholders, the number of Restricted Shares subject to the RSRs awarded to you under this Award Agreement shall be adjusted as provided in Section 12 of the Plan.

8.    Agreement With Respect to Securities Matters.    You agree that you will not sell or otherwise transfer any Restricted Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Restricted Shares issuable upon the lapse of the restrictions on the RSRs pursuant to this Award Agreement is in effect at the time of issuance of such Restricted Shares, the certificate(s) for the Restricted Shares shall contain the following legend:

The securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such registration is not required under such acts.

9.    Transfer Taxes.    The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of the Restricted Shares to you pursuant to this Award Agreement and all other fees and expenses necessarily incurred by it in connection therewith.

10.    Certain Definitions.    As used in this Award Agreement, the following terms shall have the respective meanings indicated:

(a)    “Termination for Cause” shall mean a Termination of Employment as a result of (1) your willful and continued failure substantially to perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness), (2) your conviction for a felony, proven or admitted fraud, misappropriation, theft or embezzlement by you, your inebriation or use of illegal drugs in the course of, related to or connected with the business of the Company or any of its Subsidiaries, or your willful engaging in misconduct that is materially injurious to the Company or any of its Subsidiaries, monetarily or otherwise, or (3) if you have entered into an employment agreement or contract with the Company or any of its Subsidiaries, any other action or omission that is identified in such agreement or contract as giving rise to “Cause” for the termination of your employment with the Company or any of its Subsidiaries. For this purpose, no act, or failure to act, on your part shall be considered “willful” unless done, or omitted, by you not in good faith and without reasonable belief that your action or omission was in the best interest of Company or any of its Subsidiaries.

(b)    “Termination of Employment” shall mean the termination of your full-time employment with the Company or any of its Subsidiaries for any reason other than your death or Disability.

(c)    “Disability” shall mean a physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Company, you are unable to continue to serve as an employee of the Company or any of its Subsidiaries.

(d)    “Change of Control” of Vintage Canada shall mean (1) an acquisition of all or substantially all of the shares of Vintage Canada, or (2) an acquisition of all or substantially all of the assets of Vintage Canada; excluding in either case transfers among the Company or any of its direct or indirect affiliates or Subsidiaries (including joint ventures or partnerships).

If you accept this Restricted Stock Rights Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

VINTAGE PETROLEUM, INC.

By:
Name: ____________________________________________ Title: ____________________________________________

The foregoing Restricted Stock Rights Award is accepted by me as of            , 200    , and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

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